As filed with the SEC on November 20, 2002

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2002

QUINTEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	000-29719	77-05053460
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

537 Constitution Ave., Suite B
Camarillo, California 93012
(Address of principal executive office)

Issuer's telephone number:  (805) 383-3904

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Reason This Form 8-K/A Amendment No. 2 is Being Filed

            The purpose of this filing is to attach Exhibit 16, Letter Regarding Change in Certifying Accountant by Sprayberry, Barnes Marietta & Luttrell to the Form 8-K/A Amendment No. 1, filed on November 19, 2002.
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Item 4.                        Changes in Registrant’s Certifying Accountant

On November 5, 2002, Sprayberry, Barnes, Marietta & Luttrell  resigned as independent accountants for Quintek Technologies, Inc. (“Quintek”).

Sprayberry, Barnes, Marietta & Luttrell audited and reported on Quintek’s financial condition for the fiscal years ended June 30, 2002, 2001 and 2000.  There were no disagreements between Quintek and Sprayberry, Barnes, Marietta & Luttrell on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Sprayberry, Barnes, Marietta & Luttrell, would have caused Sprayberry, Barnes, Marietta & Luttrell to make reference to the matter in their reports.

For each of the fiscal years ended June 30, 2002, 2001 and 2000, the reports of Sprayberry, Barnes, Marietta & Luttrell contained "going concern" qualifications regarding the ability of Quintek to continue as a going concern.  Their reports for those periods contained no other adverse opinion, disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting opinions.

Quintek has provided a copy of this amended report on Form 8-K to Sprayberry, Barnes, Marietta & Luttrell and requested that it provide the company with a letter stating whether it agrees with the statements made in this report and, if not, the respects in which it does not agree.

Item 7.            Exhibits

16        Letter Regarding Change in Certifying Accountant by Sprayberry, Barnes Marietta & Luttrell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTEK TECHNOLOGIES, INC.

Date: November 20, 2002	Thomas W. Sims
Thomas W. Sims, President